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                                EXHIBIT 99.16

                               Enrollment Form




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                          CORAM HEALTHCARE CORPORATION
                     EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                            ENROLLMENT/CHANGE FORM
                 Action                             Complete Sections:
SECTION 1:       New Enrollment                     2, 3, 6, 7 and sign attached
 ACTIONS                                            stock purchase agreement
                 Payroll Deduction Change           2, 4, 7
                 Terminate Payroll Deductions       2, 5, 7
                 Beneficiary Change                 2, 6, 7
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SECTION 2:      Name___________________________________________________________
PERSONNEL             Last            First          MI           Dept.
DATA
                Home Address___________________________________________________
                                            Street
                _______________________________________________________________
                  City                      State                Zip Code
                 Social Security #:              -         -
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SECTION 3:       Effective for Initial Offering Period
                 Quarterly Entry Date:               Payroll Deduction Amount:
                                                      _____% of base salary*
NEW              January 2, 1995     October 2, 1995
ENROLLMENT       April 3, 1995       January 1, 1996
                 July 1, 1995        April 1, 1996    * Must be a multiple of
                                                        1% up to a maximum of
                                                        10% of base salary
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SECTION 4:       Effective with the                   I authorize the following
PAYROLL          Pay Period Beginning:                new level of payroll
DEDUCTION        ______________________               deduction:  _______%
CHANGE            Month, Day and Year                 of base salary*
                                                      * Must be a multiple of
                                                        1% up to a maximum of
                                                        10% of base salary
                 NOTE:        You may reduce your rate of payroll deductions
                              once per quarterly period of participation to become effective as soon as possible following the filing of the change form.  You may also
                              increase your rate of payroll deductions to
                              become effective as of the start date of the next quarterly period of participation.
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SECTION 5:       Effective with the             Your election to terminate your
TERMINATE        Pay Period Beginning           payroll deductions for the
PAYROLL          ____________________           balance of the offering period
DEDUCTIONS       Month, Day and Year            cannot be changed, and you may
                                                not rejoin the offering period
                                                at a later date. You will not
                                                be able to resume participation
                                                in the ESPP prior to the
                                                commencement of the next
                                                offering period.

                 In connection with my voluntary termination of payroll deductions, I elect the following action regarding my payroll ESPP deductions to date in the current quarterly period of participation:

                 / / Purchase Coram Healthcare Corporation shares at end of the period
                                     OR
                / /   Refund payroll ESPP deductions collected

     NOTE: If your employment terminates or your eligibility status changes (<20 hrs/wk or <5 months/yr), you will immediately cease to participate in the ESPP, and your payroll ESPP deductions collected in that quarterly period of participation will automatically be refunded to you.
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SECTION 6:       Beneficiary(ies)              Relationship of Beneficiary(ies)
BENEFICIARY
                 _____________________________  ________________________________
                 _____________________________  ________________________________
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SECTION 7:
AUTHORIZATION
I WOULD LIKE MY CERTIFICATE TO BE ISSUED AS FOLLOWS: (PRINT NAME(S) EXACTLY AS THEY SHOULD APPEAR.)
/ / My name only, ____________________________________________________.

/ / My name, _______________________, and my spouse, ________________________ ,
/ / AS COMMUNITY PROPERTY OR / / AS JOINT TENANTS.

/ / Issued in street name and delivered to my designated brokerage account.

    ___________________________________   ___________________________________
               Date                             Signature of Employee

                                                         BPHPA1\ZP\0070315.02